UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 30, 2008

Novamerican Steel Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-33342 (Commission File Number)	20-4790836 (I.R.S. Employee Identification Number)

1050 University Avenue
Norwood, Massachusetts 02062
(Address of Principal Executive Offices, including Zip Code)

Registrant’s Telephone Number, including Area Code:  (781) 762-0123

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)           On October 30, 2008, M. Ridgway Barker and Robert W. Ramage resigned from the Board of Directors of Novamerican Steel Inc. (the “Company”), effective immediately.  Mr. Barker, who has served as a director of the Company since June 2006, served on the Nominating and Governance Committee and the Compensation Committee of the Company’s Board of Directors (the “Board”).  Mr. Ramage, who has served as a director of the Company since November 2006, served on the Audit Committee, the Compensation Committee and the Nominating and Governance Committee of the Board.  There have been no disagreements or disputes between either director and the Company that led to his resignation.

(d)           On October 30, 2008, the Board, in accordance with the authority granted to the Board in the Company’s By-laws, as amended, and Amended and Restated Certificate of Incorporation, elected Martin Derek Powell and Oded Cohen as directors to serve on the Board in accordance with the Company’s By-laws.  Mr. Powell is expected to be appointed as a member of the Compensation Committee and the Audit Committee and to serve as Chair of the Audit Committee.  Mr. Cohen is expected to be appointed as a member of the Compensation Committee and to serve as Chair of the Compensation Committee.

In connection with their appointments to the Board, Messrs. Powell and Cohen will be entitled to receive annual Board member retainers in the amount of $50,000.  In addition, Mr. Powell will be entitled to receive an annual Audit Committee Chair retainer in the amount of $20,000 and Mr. Cohen will be entitled to receive an annual Compensation Committee Chair member retainer in the amount of $10,000.  All such retainers are generally payable in January.

On October 30, 2008, the Company issued a press release announcing the resignations of Messrs. Barker and Ramage as directors of the Company and the appointments of Messrs. Powell and Cohen as directors of the Company. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference into this report.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description
99.1	Press release dated October 30, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOVAMERICAN STEEL INC.
Date:	October 30, 2008	By:	/s/ Karen G. Narwold
Name: Karen G. Narwold
Title: Vice President, Chief Administrative Officer and General Counsel

EXHIBIT INDEX

Exhibit	Description
99.1	Press release dated October 30, 2008.